TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended
	March 31,
	2017	2016
	(dollars in thousands, except share and par value amounts)
Revenues:
Rental and other property revenues (including $190 and $173 for the three months ended 2017 and 2016, respectively, from related parties)	$31,535	$28,903

Expenses:
Property operating expenses (including $228 and $201 for the three months ended 2017 and 2016, respectively, from related parties)	15,889	14,963
Depreciation and amortization	6,303	5,808
General and administrative (including $732 and $749 for the three months ended 2017 and 2016, respectively, from related parties)	1,780	1,609
Net income fee to related party	60	72
Advisory fee to related party	2,305	2,371
Total operating expenses	26,337	24,823
Net operating income	5,198	4,080

Other income (expenses):
Interest income (including $3,169 and $3,150 for the three months ended 2017 and 2016, respectively, from related parties)	3,421	3,847
Other income (expense)	1,442	267
Mortgage and loan interest (including $151 and $61 for the three months ended 2017 and 2016, respectively, from related parties)	(15,190)	(13,166)
Foreign currency translation loss	(323)	—
Earnings (losses) from unconsolidated joint ventures and investees	(8)	(2)
Total other expenses	(10,658)	(9,054)
Loss before gain on land sales, non-controlling interest, and taxes	(5,460)	(4,974)
Loss on sale of income producing properties	—	(244)
Gain on land sales	445	1,652
Net loss from continuing operations before taxes	(5,015)	(3,566)
Income tax benefit	—	1
Net loss from continuing operations	(5,015)	(3,565)
Discontinued operations:
Net income (loss) from discontinued operations	—	3
Income tax benefit (expense) from discontinued operations	—	(1)
Net income (loss) from discontinued operations	—	2
Net loss	(5,015)	(3,563)
Net income (loss) attributable to non-controlling interest	(119)	23
Net loss attributable to Transcontinental Realty Investors, Inc.	(5,134)	(3,540)
Preferred dividend requirement	(222)	(222)
Net loss applicable to common shares	$(5,356)	$(3,762)

Earnings per share - basic
Net loss from continuing operations	$(0.61)	$(0.43)

Earnings per share - diluted
Net loss from continuing operations	$(0.61)	$(0.43)

Weighted average common shares used in computing earnings per share	8,717,767	8,717,767
Weighted average common shares used in computing diluted earnings per share	8,717,767	8,717,767

Amounts attributable to Transcontinental Realty Investors, Inc.
Net loss from continuing operations	$(5,134)	$(3,542)
Net income from discontinued operations	—	2
Net loss from continuing operations	$(5,134)	$(3,540)

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$1,015,791	$998,498
Real estate subject to sales contracts at cost	46,360	46,956
Less accumulated depreciation	(160,269)	(154,281)
Total real estate	901,882	891,173
Notes and interest receivable:
Performing (including $65,289 in 2017 and $67,912 in 2016 from related parties)	78,681	81,133
Less allowance for doubtful accounts (including $1,825 in 2017 and 2016 from related parties)	(1,825)	(1,825)
Total notes and interest receivable	76,856	79,308
Cash and cash equivalents	55,282	17,506
Restricted cash	31,045	38,227
Investments in unconsolidated joint ventures and investees	2,438	2,446
Receivable from related party	99,714	101,649
Other assets	60,498	55,605
Total assets	$1,227,715	$1,185,914

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$822,922	$835,528
Notes related to real estate held for sale	376	376
Notes related to real estate subject to sales contracts	4,177	5,612
Bond and bond interest payable	71,975	—
Deferred revenue (including $50,699 in 2017 and $50,689 in 2016 to related parties)	71,075	71,065
Accounts payable and other liabilities (including $6,647 in 2017 and $6,487 in 2016 to related parties)	37,950	48,856
Total liabilities	1,008,475	961,437

Shareholders’ equity:
Preferred stock, Series C: $0.01 par value, authorized 10,000,000 shares; issued and outstanding zero shares in 2017 and 2016. Series D: $0.01 par value, authorized, issued and outstanding 100,000 shares in 2017 and 2016 (liquidation preference $100 per share)	1	1
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 8,717,967 shares in 2017 and 2016; outstanding 8,717,767 shares in 2017 and 2016	87	87
Treasury stock at cost, 200 shares in 2017 and 2016	(2)	(2)
Paid-in capital	269,627	269,849
Retained earnings	(69,184)	(64,050)
Total Transcontinental Realty Investors, Inc. shareholders’ equity	200,529	205,885
Non-controlling interest	18,711	18,592
Total shareholders’ equity	219,240	224,477
Total liabilities and shareholders’ equity	$1,227,715	$1,185,914